SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ALLOY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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June 28, 2004

Dear Stockholder,

      It is my pleasure to invite you to Alloy’s 2004 Annual Meeting of Stockholders.

      We will hold the Annual Meeting at 9:00 a.m. on Thursday, August 5, 2004, at the office of our counsel, Katten Muchin Zavis Rosenman, 575 Madison Avenue, 11th Floor, New York, NY 10022. In addition to the formal items of business, we will review the major developments of the past year and answer your questions.

      This booklet includes our Notice of Annual Meeting and Proxy Statement (containing important information about the matters to be acted upon at the Annual Meeting), and is accompanied by our Annual Report for the fiscal year ended January 31, 2004 and proxy card. The Proxy Statement describes the business that we will conduct at the Annual Meeting and provides information about Alloy.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

MATTHEW C. DIAMOND
Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, August 5, 2004
Time:	9:00 a.m.
Place:	Katten Muchin Zavis Rosenman 575 Madison Avenue 11th Floor New York, NY 10022

Dear Stockholder:

      At our Annual Meeting, we will ask you to:

•	Elect two members to our Board of Directors to serve for a term ending in 2007 and until their successors are duly elected and qualified;

•	Consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending January 31, 2005; and

•	Transact any other business that may properly be presented at the Annual Meeting.

      Stockholders of record at the close of business on June 7, 2004 will be entitled to vote at the Annual Meeting. The Proxy Statement, the accompanying form of proxy card and our Annual Report for the fiscal year ended January 31, 2004 will be mailed to all stockholders of record on or about June 28, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

SAMUEL A. GRADESS
Secretary

June 28, 2004

i

PROXY STATEMENT FOR THE ALLOY, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

      We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Alloy, Inc. (“Alloy” or the “Company”) is soliciting your proxy to vote at our 2004 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in accordance with the instructions set forth on the proxy card.

      On or about June 28, 2004, we will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. We will also send our Annual Report for the fiscal year ended January 31, 2004 (the “2003 Annual Report”), which includes our audited financial statements.

How Many Votes Do I Have?

      Only stockholders who own Alloy common stock, $.01 par value per share (“Common Stock”), at the close of business on June 7, 2004 are entitled to vote at the Annual Meeting. The Common Stock, our Series A Convertible Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), our Series B Convertible Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”) and our Series C Junior Participating Preferred Stock, $.01 per share (the “Series C Preferred Stock”) are our only authorized classes of voting stock.

      As of May 28, 2004, we had 42,965,836 shares of Common Stock outstanding, each of which is entitled to one vote. There are no shares of Series A Preferred Stock or Series C Preferred Stock outstanding, and 1,340 shares of Series B Preferred Stock outstanding. Holders of our Series B Preferred Stock are not entitled to vote at the Annual Meeting.

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

How Do I Vote By Proxy?

      Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

      If you properly fill in your proxy card and send it to us in time to vote, your “proxies,” Matthew C. Diamond, our Chief Executive Officer and Chairman, and/or James K. Johnson, Jr., our Chief Operating Officer and President, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of the two nominees for director;

•	“FOR” ratification of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending January 31, 2005.

      If any other matter is presented at the Annual Meeting, your proxies will vote as they deem appropriate. As of the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

      This Proxy Statement and the accompanying proxy card are being mailed on or about June 28, 2004 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

      We are mailing our 2003 Annual Report with this Proxy Statement, but the 2003 Annual Report does not constitute a part of this Proxy Statement.

May I Revoke My Proxy?

      If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Do I Vote In Person?

      If you attend the Annual Meeting and plan to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 7, 2004, the record date for voting.

What Vote Is Required To Approve Each Proposal?

      Proposal 1: Elect Two Directors.

        The two nominees for director who receive the most votes will be elected.

      Proposal 2: Ratify Selection of Independent Auditors.

      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent auditors.

What Is The Effect Of Broker Non-Votes?

      If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you. If your broker does not vote your shares, such “broker non-votes” and abstentions from voting may be counted for purposes of tabulating the votes cast. As to Proposals 1 and 2, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

Is Voting Confidential?

      We will keep all the proxies, ballots and voting tabulations private. We let only our Inspector of Election (American Stock Transfer & Trust Co.) examine these documents. Management will not see your vote unless such disclosure is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are The Costs Of Soliciting These Proxies?

      We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Do I Obtain An Annual Report On Form 10-K?

      If you would like a copy of our Annual Report on Form 10-K for the year ended January 31, 2004, which we filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2004, we will send you one without charge. Please write to:

Investor Relations

Alloy, Inc.
151 West 26th Street, 11th Floor
New York, NY 10001

INFORMATION ABOUT ALLOY SECURITY OWNERSHIP

      The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 30, 2004 for (a) each of our named executive officers, as defined in the Summary Compensation Table below, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except where indicated in the footnotes below, the address for each director and executive officer listed is: c/o Alloy, Inc., 151 West 26th Street, 11th Floor, New York, New York 10001. Shares of Common Stock that may be acquired by an individual or group within 60 days of April 30, 2004, pursuant to the exercise of options or warrants or conversion of convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 42,965,836 shares of Common Stock and 1,340 shares of Series B Preferred Stock outstanding on April 30, 2004.

	Shares Beneficially Owned

				Series B
	Common Shares			Preferred Shares

Name of Beneficial Owner	Number		Percent(%)	Number	Percent(%)

Executive Officers and Directors
Matthew C. Diamond	1,373,600	(1)	3.18%	—	—
James K. Johnson, Jr.	1,373,600	(1)	3.18%	—	—
Samuel A. Gradess	1,373,600	(1)	3.18%	—	—
Robert L. Bell	143,214	(2)	*	—	—
Peter M. Graham	139,788	(3)	*	30	2.24%
Edward Monnier	10,250	(4)	*	—	—
Robert Bernard	100	(5)	*	—	—
All current directors and executive officers as a group (8 persons)	4,414,152		10.12%	30	2.24%
Five Percent Stockholders
Fletcher Asset Management, Inc.(12)	2,673,060	(6)	6.08%	—	—
LDIG Aloy, Inc.(7)(12)	2,922,694		6.80%	—	—
Kern Capital Management, LLC(8)(12)	2,846,400		6.62%	—	—
MLF Investments, LLC(12)	4,789,008	(9)	11.15%	—	—
MLF Partners, L.P.(10)(12)	4,042,340		9.41%	—	—
Matthew L. Feshbach(12)	4,789,008	(11)	11.15%	—	—

*	Less than 1%.

(1)	Includes (i) 220,000 shares currently obtainable upon the exercise of options and (ii) 100,000 shares granted as restricted stock under the Company’s Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan as amended (the “1997 Plan”), of which the Company has the right to repurchase 50,000 shares under certain circumstances outlined in a restricted stock agreement between the grantee and the Company. The Company’s repurchase right as to these 50,000 shares will lapse on January 31, 2005.

(2)	Includes 133,250 shares currently obtainable upon the exercise of options.

(3)	Consists of (i) 97,501 shares obtainable upon the exercise of options currently exercisable, (ii) 30 shares of Series B Preferred Stock held by the Peter M. Graham Money Purchase Plan & Trust and convertible into 29,981 shares as of April 30, 2004, (iii) 8,306 shares subject to a currently exercisable warrant held by the Peter M. Graham Money Purchase Plan & Trust (Mr. Graham is a trustee of the Peter M. Graham Money Purchase Plan & Trust and has voting and investment power over its shares) and (iv) 4,000 shares granted as restricted stock under the 1997 Plan, which shares are subject to the Company’s right of repurchase in certain circumstances outlined in a restricted stock agreement between the grantee and the Company. The Company’s right of repurchase with respect to the 4,000 shares of restricted stock granted under the 1997 Plan lapses with respect to 1,000 shares on July 24, 2004, with respect to an additional 1,000 shares on July 24, 2005, with respect to an additional 1,000 shares on July 24, 2006, and with respect to all 4,000 shares on July 24, 2007. Mr. Graham has no pecuniary interest in the shares held in the Trust and therefore expressly disclaims beneficial ownership of those shares.

(4)	Consists of (i) 6,250 shares currently obtainable upon the exercise of options and (ii) 4,000 shares granted as restricted stock under the 1997 Plan, which shares are subject to the Company’s right of repurchase in certain circumstances outlined in a restricted stock agreement between the grantee and the Company. The Company’s right of repurchase with respect to the 4,000 shares of restricted stock granted under the 1997 Plan lapses with respect to 1,000 shares on July 24, 2004, with respect to an additional 1,000 shares on July 24, 2005, with respect to an additional 1,000 shares on July 24, 2006, and with respect to all 4,000 shares on July 24, 2007.

(5)	Consists of 100 shares owned by Mr. Bernard’s daughter.

(6)	Includes 1,019,291 shares subject to a currently exercisable warrant. Fletcher Asset Management, Inc. is located at 22 East 67th Street, New York, NY 10021.

(7)	Liberty Media Corporation, the ultimate parent of LDIG ALOY, Inc., has sole voting and investment power with respect to these shares. The address for LDIG ALOY, Inc. is 12300 Liberty Boulevard, Englewood, CO 80112.

(8)	Kern Capital Management, LLC is located at 114 West 47th Street, Suite 1926, New York, NY 10036.

(9)	Includes 4,042,340 shares owned by MLF Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and 746,668 shares owned by MLP Offshore Portfolio Company, L.P., a limited partnership organized and existing under the laws of the Cayman Islands. MLF Investments, LLC is located at 2401 West Bay Drive, Suite 124, Largo, Florida 33770.

(10)	MLF Partners, L.P. is located at 2401 West Bay Drive, Suite 124, Largo, Florida 33770.

(11)	Includes 4,042,340 shares owned by MLF Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and 746,668 shares owned by MLP Offshore Portfolio Company, L.P., a limited partnership organized and existing under the laws of the Cayman Islands. Matthew Feshbach’s business address is 2401 West Bay Drive, Suite 124, Largo, Florida 33770.

(12)	The information in this table with respect to Fletcher Asset Management, Inc., LDIG Aloy, Inc., Kern Capital Management, LLC, MLF Investment, LLC, MLF Partners, L.P. and Matthew L. Feshbach is based on filings on Schedule 13D, Schedule 13G or Form 4s made by each with the SEC.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board Of Directors

      Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows: (1) Samuel A. Gradess and Edward A. Monnier constitute a class with a term ending at the Annual Meeting; (2) Matthew C. Diamond and James K. Johnson, Jr. constitute a class with a term ending at the 2005 Annual Meeting and (3) Peter M. Graham constitutes a class with a term ending at the 2006 Annual Meeting.

      David Yarnell resigned from our Board of Directors on February 1, 2004. Prior to his resignation, Mr. Yarnell was included in the class of directors with a term expiring at the 2006 Annual Meeting, and was a member of the Audit Committee and Compensation Committee. Mr. Yarnell’s replacement, when appointed by the Board of Directors, will be a member of the class of directors with a term expiring at the 2006 Annual Meeting.

      Based upon a review by the Board of Directors of all relevant information, the Board of Directors has determined that Messrs. Graham and Monnier are not officers or employees of Alloy, Inc. and neither has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of the independent judgment in carrying out the responsibilities of a director, and that each of Messrs. Graham and Monnier is an “independent director” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules and is “independent” as that term is defined in the applicable rules and regulations promulgated by the SEC.

      On April 29, 2004, our Board of Directors voted to nominate Samuel A. Gradess and Edward A. Monnier for election at the Annual Meeting for a term of three years to serve until the 2007 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

      The names of our directors and director nominees and certain information about them, including their positions on standing committees of the Board of Directors, are set forth below:

Name	Age	Position

Matthew C. Diamond(1)	35	Chairman, Chief Executive Officer, Treasurer and Director
James K. Johnson, Jr.(1)	37	Chief Operating Officer, President and Director
Samuel A. Gradess(1)	38	Chief Financial Officer, Secretary and Director
Peter M. Graham(2)	49	Lead Non-Executive Director
Edward A. Monnier(3)	40	Director

(1)	Member of the Administration Committee.

(2)	Chairman of the Audit Committee, and Member of the Compensation Committee and the Nominating and Corporate Governance Committee.

(3)	Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee.

      The following is a brief summary of the background of each of our directors and director nominees:

      Matthew C. Diamond founded Alloy together with Mr. Johnson in January 1996, and served as the Director of Marketing and Planning until January 1999. He has served as one of our directors since July 1996, was appointed Chief Executive Officer in January 1999 and was elected Chairman of the Board in April 1999. Mr. Diamond received his MBA from the Harvard Graduate School of Business in 1996 and his BA in International Studies and Economics from the University of North Carolina at Chapel Hill in 1991. Mr. Diamond is also a director of Genesco, Inc., a publicly traded company.

      James K. Johnson, Jr. founded Alloy together with Mr. Diamond in January 1996 and has been a director since that time. He was appointed President of Alloy in January 1997 and Chief Operating Officer in January 1999. Mr. Johnson received his BA in History from Hamilton College in 1989.

      Samuel A. Gradess joined us in July 1996 and has been a director since that time. He was appointed Secretary and Director of Finance and Administration of Alloy in January 1997 and Chief Financial Officer in January 1999. Mr. Gradess received his BA in Economics from the University of Virginia in 1987.

      Peter M. Graham has served as one of our directors since November 1998. He is a managing director of Ladenburg Thalmann & Co., Inc. From 1994 until 2001, he held various positions with Ladenburg Thalmann Group Inc., including Principal, President and Vice Chairman of its principal subsidiary, Ladenburg Thalmann & Co. Inc. Mr. Graham joined Ladenburg Thalmann & Co. Inc. in 1976 after having attended the Wharton School of Business at the University of Pennsylvania.

      Edward Monnier has served as one of our directors since March 2001. He is an independent consultant specializing in mergers and acquisitions and corporate strategy. Previously, Mr. Monnier was a Vice President of Corporate Development & Strategy with Liberty Broadband Interactive Television, a wholly owned subsidiary of Liberty Media Corporation, and held various positions with Liberty Media Corporation subsidiaries from October 1999 until November 2003. From June 1997 until October 1999, Mr. Monnier served as a strategy and mergers and acquisitions consultant for LEK Consulting. Mr. Monnier received a B.A. in Anthropology and in Philosophy, both from Emory University in 1989 and an MBA from the Wharton School of Business at the University of Pennsylvania in 1996.

Committees Of The Board Of Directors And Meetings

      Meeting Attendance. During the fiscal year ended January 31, 2004, there were eight meetings of our Board of Directors. The Board of Directors also acted by unanimous written consent, pursuant to Delaware law, on eight occasions during this period. Each director was in attendance, either in person or via telephone, at 75% or more of the total number of meetings of the Board and of committees of the Board on which he served during the fiscal year ended January 31, 2004.

      Audit Committee. Our Audit Committee met nine times during the fiscal year ended January 31, 2004, and acted by unanimous written consent pursuant to Delaware law three times. This committee currently has two members, Peter M. Graham and Edward Monnier. Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee operates pursuant to a written charter, which was adopted April 5, 2000 and amended and restated by action of the Board of Directors on May 21, 2004. The amended and restated charter is attached to this Proxy Statement as Appendix A.

      All of the current members of the Audit Committee are non-employee directors who: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4200 of the NASDAQ Marketplace Rules; (2) have not participated in the preparation of the financial statements of Alloy, Inc. or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

      Compensation Committee. Our Compensation Committee met twice during the fiscal year ended January 31, 2004, either in person or via telephone, and acted by unanimous written consent pursuant to Delaware law on four occasions. This committee currently has one member, Peter M. Graham. Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans. Please see also the report of our Compensation Committee set forth elsewhere in this Proxy Statement. The sole member of our Compensation Committee, Mr. Graham, is an “independent director” as that term is defined under Rule 4200 of the

NASDAQ Marketplace Rules and is “independent” as that term is defined in the applicable rules and regulations promulgated by the SEC, and is neither an officer nor employee of Alloy, Inc. or any of its subsidiaries.

      Administration Committee. Our Administration Committee met once, and acted by unanimous written consent pursuant to Delaware law on two occasions, during the fiscal year ended January 31, 2004. This Committee has three members, Matthew C. Diamond, James K. Johnson, Jr. and Samuel A. Gradess, each of whom is an executive officer of the Company. The Board of Directors has delegated authority to the Administration Committee to make option grants, except for grants to Matthew C. Diamond, James K. Johnson, Jr. and Samuel A. Gradess. Any grant made by the Administration Committee pursuant to the power granted to it by the Board of Directors also requires the approval of the Compensation Committee if the grant (i) is for more than 25,000 shares to any single grantee, (ii) would, when combined with all other grants made during the fiscal quarter in which it was made, result in aggregate grants for more than 400,000 shares during such fiscal quarter, net of option cancellations and expirations during such fiscal quarter, or (iii) is to an officer or director of the Company. The Board of Directors has also delegated authority to the Administration Committee to approve acquisitions of up to an aggregate of $10,000,000 of acquisition consideration within a fiscal quarter.

      Nominating And Corporate Governance Committee. Our Nominating and Corporate Governance Committee was formed on May 21, 2004 and is comprised of Peter Graham and Edward Monnier, both of whom have been found by the Board of Directors to be an “independent director” as that term is defined under Rule 4200 of the NASDAQ Marketplace Rules and “independent” pursuant to the applicable rules and regulations promulgated by the SEC. Mr. Monnier has been designated Chairman of the Nominating and Corporate Governance Committee, which operates pursuant to a written charter adopted on May 21, 2004 that is publicly available on our website at www.alloyinc.com in the Corporate Governance section.

      The Nominating and Corporate Governance Committee is responsible for (i) reviewing the appropriate size, function and needs of the Board of Directors, (ii) developing the Board’s policy regarding tenure and retirement of directors, (iii) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (iv) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board, (v) overseeing the evaluation of management and the Board, and (vi) monitoring and making recommendations to the Board on matters relating to corporate governance.

      The Committee has not yet adopted a policy regarding the consideration of director candidates recommended by security holders because the time for receiving such recommendations from security holders with respect to nominations for election at the 2004 Annual Meeting, as set forth in the Company’s bylaws, had already passed by the time the Committee was formed. The Committee expects to adopt such a policy prior to the 2005 Annual Meeting of Stockholders.

      Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

      Compensation Committee Interlocks And Insider Participation. Mr. Graham constitutes our Compensation Committee. Mr. Graham has never been an employee of Alloy. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Audit Committee Financial Expert

      Our Board of Directors has determined that our Audit Committee has at least one member who qualifies as an “audit committee financial expert”. The Board has determined that Peter M. Graham, based upon his experience, training and education, qualifies as an audit committee financial expert by virtue of the fact that he has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements;

(b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions. The Board further determined that Mr. Graham is independent of management pursuant to applicable SEC rules and NASDAQ listing standards regarding the independence of board and audit committee members.

Code of Business Conduct and Ethics

      We have adopted a Code of Business Conduct, applicable to all employees, as well a Code of Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and others performing similar functions. The Code of Ethics and the Code of Business Conduct each are publicly available on our website at www.alloyinc.com in the Corporate Governance section. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in a timely manner.

Communicating with Our Directors

      We have adopted a policy regarding shareholder communications with directors. Pursuant to that policy, shareholders who wish to communicate with the Board of Directors or with specified members of the Board of Directors should do so by sending any communication to Alloy, Inc. Board of Directors, c/o General Counsel, 151 W. 26th Street, 11th Floor, New York, NY 10001, or by sending an email to generalcounsel@alloy.com.

      Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The General Counsel will forward such communication to the full Board of Directors or to any individual member or members of the Board of Directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the General Counsel has the authority to discard the communication or take appropriate legal action regarding the communication.

Compensation Of Directors

      For the fiscal year ended January 31, 2004, our non-employee directors received director’s fees of $6,000 per fiscal quarter plus $1,000 per fiscal quarter for each committee on which a director serves. In addition, in the fiscal year ended January 31, 2004, our Board authorized the grant of 4,000 shares of restricted stock to each of our non-employee directors under the 1997 Plan, which shares were issued in March 2004, and are subject to the Company’s right of repurchase in certain circumstances outlined in a restricted stock agreement between each non-employee director and the Company. The Company’s right of repurchase with respect to the 4,000 shares of restricted stock granted to the non-employee directors under the 1997 Plan lapses with respect to 1,000 shares on July 24, 2004, with respect to an additional 1,000 shares on July 24, 2005, with respect to an additional 1,000 shares on July 24, 2006, and with respect to all 4,000 shares on July 24, 2007. In addition, our directors may from time to time receive other periodic grants of options to purchase shares of our Common Stock. Directors are also reimbursed for reasonable out-of-pocket costs incurred in attending meetings.

Executive Officers

      The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with our Chief Executive Officer and Chairman, our Chief Financial Officer and our Chief Operating Officer. All other executive officers are at-will employees. We have entered into offer letters with our Chief Executive Officer of Retail and Direct Consumer Division, and our Chief Technology Officer.

Name	Age	Position

Robert E. Bernard	53	Chief Executive Officer of Retail and Direct Consumer Division
Robert L. Bell	54	Chief Technology Officer

      Robert E. Bernard joined us in October 2003 and serves as our Chief Executive Officer of Retail and Direct Consumer Division. From 1996 through 2002, Mr. Bernard served as the President and Chief Executive Officer of The Limited Stores, and from 1994 through 1996 he served as the President and Chief Operating Officer of J. Crew. Mr. Bernard received a Bachelor of Arts in Broadcast Journalism in 1974, and a Master of Arts in Communications and Advertising in 1975, both from Brigham Young University in Provo, Utah.

      Robert L. Bell joined us in July 2000 as Chief Technology Officer. From 1998 to 2000, Mr. Bell served as Vice President of Customer Development at Edifice Information Management Systems. Mr. Bell received his B.S. from Denison University in Granville, Ohio in 1971 and his MS-AP from the Stevens Institute of Technology in 1978.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table sets forth the total compensation paid or accrued during the fiscal years ended January 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended January 31, 2004 (the “named executive officers”). No other executive officer earned greater than $100,000 in the fiscal years ended January 31, 2004, 2003 and 2002.

Summary Compensation Table(1)

	Annual Compensation				Long-Term Compensation

	Fiscal Year				Shares	Restricted
Name and	Ended				Underlying	Stock	All Other
Principal Position	January 31	Salary($)		Bonus($)	Options(#)	Awards	Compensation

Matthew C. Diamond	2004	$400,000		—	—	$795,000	$31,232	(2)
Chief Executive Officer	2003	$230,000		$103,500	—	—	$31,232	(2)
	2002	$200,000		$50,000	250,000	—	$31,232	(2)
James K. Johnson, Jr.	2004	$400,000		—	—	$795,000	$33,602	(2)
Chief Operating Officer	2003	$230,000		$103,500	—	—	$33,602	(2)
	2002	$200,000		$50,000	250,000	—	$31,602	(2)
Samuel A. Gradess	2004	$400,000		—	—	$795,000	$37,247	(2)
Chief Financial Officer	2003	$230,000		$103,500	—	—	$37,247	(2)
	2002	$200,000		$50,050	250,000	—	$37,247	(2)
Robert L. Bell	2004	$337,000	(3)	—	25,000	—	$100,000	(2)
Chief Technology Officer	2003	$318,000	(3)	$50,000	27,500	—	$100,000	(2)
	2002	$300,000	(4)	$37,500	85,000	—	$50,000	(2)
Robert Bernard	2004	$600,000	(5)	—	200,000	—	$34,694	(6)
Chief Executive Officer	2003	—		—	—	—	—
Retail and Direct	2002	—		—	—	—	—
Consumer Division

(1)	The columns for “Other Annual Compensation” and “Payouts” have been omitted because there is no compensation required to be reported.

(2)	Consists of the dollar value of insurance premiums paid by us with respect to a split dollar life insurance policy.

(3)	Of this amount, $100,000 is part of a deferred compensation arrangement reported in the “All Other Compensation” column.

(4)	Of this amount, $50,000 is part of a deferred compensation arrangement reported in the “All Other Compensation” column.

(5)	Of this amount, Mr. Bernard earned only $161,538 since he commenced employment with us in October 2003.

(6)	Consists of the approximately $440 per diem amount we agreed to pay to Mr. Bernard each day he is required to stay overnight in the New York City area during his first year of employment.

Option Grants

      The following table sets forth grants of stock options granted during the fiscal year ended January 31, 2004 to each of the named executive officers. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date). This is calculated assuming that the fair market value of our Common Stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable
Value at Assumed
	Number of	Percent of			Annual Rates of
	Shares	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Terms($)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/Share)	Date	5%	10%

Matthew C. Diamond	—	—	—	—	—	—
James K. Johnson, Jr.	—	—	—	—	—	—
Samuel A. Gradess	—	—	—	—	—	—
Robert L. Bell	25,000 (1)	0.23%	$4.49	02/14/13	$70,593	$178,898
Robert Bernard	200,000 (2)	1.86%	$4.18	10/27/13	$525,756	$1,332,369

(1)	25,000 options were granted under the 1997 Plan and are non-qualified stock options. 6,250 options will become exercisable on each of February 14, 2004, 2005, 2006 and 2007.

(2)	50,000 options will become exercisable on October 27, 2004, and 25,000 options will become exercisable every six months thereafter.

Option Exercises And Year-End Option Values

      The following table provides information regarding the exercises of options by each of the named executive officers during the fiscal year ended January 31, 2004. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of January 31, 2004 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

			Number of Securities
			Underlying		Value of the Unexercised
	Shares		Unexercised Options		In-The-Money Options
	Acquired		at Fiscal Year-End		at Fiscal Year-End(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Matthew C. Diamond	—	—	190,000	60,000	—	—
James K. Johnson Jr.	—	—	190,000	60,000	—	—
Samuel A. Gradess	—	—	190,000	60,000	—	—
Robert R. Bell	—	—	122,500	114,500	—	$20,500
Robert Bernard	—	—	—	200,000		$226,000

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)	The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for our Common Stock of $5.31 per share, which was the closing sale price of our Common Stock, as reported on the Nasdaq National Market System on January 30, 2004.

Equity Compensation Plan Information

      The following table contains information about our Common Stock that may be issued upon the exercise of options, warrants or rights under all of our equity compensation plans as of January 31, 2004.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	reflected in column (A))
Plan Category	(A)	(B)	(C)

Equity Compensation Plans Approved by Stockholders(1)	6,805,920	10.37	9,296,576
Equity Compensation Plans Not Approved by Stockholders(2)	994,735	6.58	983,765

(1)	Consists of our Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (the “1997 Plan”), our 1999 Employee Stock Purchase Plan, the dELiA*s Amended and Restated 1996 Stock Incentive Plan (the “dELiA*s 1996 Plan”), the dELiA*s 1998 Stock Incentive Plan (the “dELiA*s 1998 Plan”), and the iTurf 1999 Amended and Restated Stock Incentive Plan (the “iTurf 1999 Plan”).

(2)	Consists of our Amended and Restated 2002 Incentive and Non-Qualified Stock Option Plan (the “2002 Plan”).

Employment Contracts and Change of Control Arrangements

      We entered into employment agreements with Matthew C. Diamond, James K. Johnson and Samuel A. Gradess on April 19, 1999. We entered into new employment agreements with Messrs. Diamond and Johnson on February 1, 2004. For the fiscal year ended January 31, 2004, Messrs. Diamond, Johnson and Gradess each received annual base salaries of $400,000. The annual salaries for each of Messrs. Diamond, Johnson and Gradess have been set by the Compensation Committee at $400,000 for the fiscal year ending January 31, 2005.

      The agreement with Mr. Gradess provides that, if we terminate him without “Cause,” as defined in the agreement, he will be entitled to severance pay equal to his annual base salary, payable in equal monthly installments, for a period of 12 months from the date of termination. If his termination is voluntary, for cause or as a result of death or disability, we have no obligation to pay severance to Mr. Gradess beyond his accrued base salary and bonus up to the date of termination. Upon a change in control of Alloy, all of the options granted to Mr. Gradess will accelerate and vest immediately. As of January 31, 2004, Mr. Gradess held options to purchase 250,000 shares of our Common Stock, of which 190,000 were vested.

      The Agreements with Messrs. Diamond and Johnson provide that, if we terminate them without “Cause” (as defined in their agreements) or if they terminate their employment for “Good Reason” (as defined in their agreements), we will be obligated to (i) continue to pay them an amount equal to their base salary (as then in effect) for a period of one year or until the end of the term of the employment agreement, whichever is longer, (ii) a cash bonus equal to the amount of the cash bonus paid to them in the prior year, and (iii) a “gross up” amount to offset any excise tax to which their compensation may be subject. If the termination of Messrs. Diamond or Johnson are for “Cause”, without “Good Reason” or as a result of their death or disability, we have no obligation to pay them severance beyond their accrued base salary and bonus up to the date of their termination. All of the options granted to Messrs. Diamond and Johnson will accelerate and vest immediately, and all repurchase rights of Alloy with respect to shares of restricted stock held by Messrs. Diamond and Johnson will lapse immediately, upon a change of control of Alloy or if Messrs. Diamond and Johnson are terminated without Cause or they terminate their employment for Good Reason. As of January 31, 2004, each of Messrs. Diamond and Johnson held options to purchase 250,000 shares of our Common Stock, of which 190,000 were vested.

      In July 2000, we entered into an offer letter with Robert L. Bell, our Chief Technology Officer. During the fiscal year ended January 31, 2004, Mr. Bell’s annual base salary was increased to $318,000 and he was eligible for an annual bonus. Mr. Bell’s annual base salary has not yet been raised for the fiscal year ending January 31, 2005. In the offer letter, we agreed to grant Mr. Bell options to purchase 150,000 shares of our Common Stock. If Messrs. Diamond, Johnson and Gradess depart the management of Alloy, the options granted to Mr. Bell shall accelerate and vest immediately. As of January 31, 2004, Mr. Bell held options to purchase 237,000 shares of our Common Stock, of which options to purchase 122,500 shares of our Common Stock were vested as of the date of this Proxy Statement.

      In October 2003, we entered into an offer letter with Robert Bernard, our Chief Executive Officer of Retail and Direct Consumer Division. Mr. Bernard’s annual salary for the fiscal year ended January 31, 2004 was $600,000, plus a potential bonus. Mr. Bernard’s annual base salary has not been increased for the fiscal year ending January 31, 2005. In the offer letter, we agreed to grant to Mr. Bernard options to purchase an aggregate of 200,000 shares of our Common Stock, none of which had vested as of January 31, 2004. If Mr. Bernard is terminated for “Cause” (as defined in the offer letter) prior to October 27, 2005, he will be entitled to receive severance pay equal to the amount of salary payable to him under the offer letter through October 27, 2005.

Report of the Compensation Committee on Executive Compensation

      This report is submitted by the Compensation Committee, which is responsible for establishing and overseeing the 1997 Plan, the 2002 Plan, the dELiA*s 1996 Plan, the dELiA*s 1998 Plan and the iTurf 1999 Plan (collectively, the “Plans”). The Compensation Committee currently is composed solely of Peter M. Graham, who is not an employee of the Company. This report addresses the compensation policies for the fiscal year ended January 31, 2004 as they affected Matthew C. Diamond, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

      General Compensation Policy. The Company’s compensation policy for executive officers is designed to achieve the following objectives: (i) to reward executives consistent with the Company’s annual and long-term performance goals; (ii) to recognize individual initiative, leadership and achievement; and (iii) to provide competitive compensation that will attract and retain qualified executives, all with a view to enhance the profitability of the Company and increase stockholder values.

      Executive Officer Compensation Program. The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies which compete with the Company for prospective employees.

      The compensation program for executive officers currently consists of three elements: (1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of Alloy and individual objectives; and (3) long-term incentive compensation, in the form of stock options and restricted stock awards granted when the executive officer joins the Company and periodically thereafter with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. The Compensation Committee reviews at least annually the elements of compensation for its executive officers in order to confirm the competitiveness of the overall executive compensation packages as compared with companies which compete with the Company for prospective employees.

      Base Salary. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Compensation Committee also reviews Alloy’s financial performance and individual performance when adjusting base salary annually.

      Bonus Compensation. Bonus compensation is based on the Company’s achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and successes. Bonuses are awarded on an annual basis.

      Long Term Incentive Compensation. The Company’s Board of Directors administers the Plans. The Board of Directors amended the 1997 Plan and the 2002 Plan in the fiscal year ended January 31, 2004 to enable the grant of restricted stock and to permit the granting of options and restricted stock on a tax-deferred basis. On May 28, 2003, the Board of Directors further revised the 1997 Plan to provide that (i) the exercise price of options granted under the 1997 Plan must equal at least 100% of fair market value of the Common Stock at the time of grant, and (ii) the exercise price of awards granted under the 1997 Plan may not be lowered without the approval of the Company’s stockholders, and further revised the 2002 Plan to provide that the exercise price of awards granted under the 2002 Plan may not be lowered without the approval of the Company’s stockholders. The Board has delegated authority for grants of options and restricted stock under the Plans to the Administration Committee of the Board of Directors which is composed of Messrs. Diamond, Johnson and Gradess; provided, however, any grant made by the Administration Committee pursuant to the power granted to it by the Board of Directors also requires the approval of the Compensation Committee if the grant (i) is for more than 25,000 shares to any single grantee; (ii) would, when combined with all other grants made during the fiscal quarter in which it was made, result in aggregate grants for more than 400,000 shares during such fiscal quarter, net of option cancellations and expirations during such fiscal quarter; or (iii) is to a director or to an executive officer of the Company.

      Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in the appreciation in the value of the Company’s Common Stock. The Board of Directors and the Administration Committee believe that the issuances of stock options and restricted stock aligns executive officers’ interests with those of the stockholders. In addition, the Board of Directors and the Administration Committee believe that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

      When establishing grant levels, general corporate performance, the level of seniority and experience, existing levels of stock ownership, previous grants, vesting schedules of outstanding options and restricted stock, and the current stock price are considered.

      It is the standard policy of the Company to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in a similar industry at similar levels of seniority. In addition, the Compensation and Administration Committees may also make performance-based grants of options and/or restricted stock throughout the year. In making such performance-based grants, individual contributions to the Company’s financial, operational and strategic objectives are considered.

      Chief Executive Officer Compensation. In the fiscal year ended January 31, 2004 our Chief Executive Officer, Matthew C. Diamond, received an annual base salary of $400,000. Mr. Diamond’s salary has been established at $400,000 for the fiscal year ending January 31, 2005. Mr. Diamond may or may not be granted a bonus during the fiscal year ending January 31, 2005. If he is granted such a bonus, it may take the form of cash, options and/or shares of restricted stock. His employment contract currently provides for a target annual cash bonus of not less than 50% and not more than 100% of his then current annual base salary, and a target long-term incentive award equal to 150% of his then current annual base salary, with a maximum long-term incentive award of 200% of his then current annual base salary. Each long-term incentive award is, unless the Committee and Mr. Diamond agree otherwise, to be made so that two-thirds of the value of such award is in the form of restricted stock and one-third of the value of such award is in the form of stock options.

      Certain Tax Considerations. The Company does not believe Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on it for the fiscal year ended January 31, 2004. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Committee’s present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

The Compensation Committee

Peter M. Graham

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee, which consists entirely of non-employee directors who meet the independence and experience requirements of the Nasdaq National Market, has furnished the following report on Audit Committee matters:

      The Audit Committee acts pursuant to a written charter which was adopted by the Board of Directors of Alloy on April 5, 2000, and amended and restated by the Board of Directors on May 21, 2004. The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The Audit Committee has reviewed and discussed the audited financial statements of Alloy for the fiscal year ended January 31, 2004 with management and it has discussed with KPMG LLP (“KPMG”), Alloy’s independent auditors for the fiscal year ended January 31, 2004, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from KPMG regarding its independence from Alloy as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with KPMG the independence of that firm. In addition, the Audit Committee (i) discussed with KPMG the qualifications of the partners and managers assigned to the Company’s audit, (ii) reviewed with KPMG the quality control system for the U.S. accounting and audit practice to provide reasonable assurance that the audit was conducted in compliance with professional standards, and (iii) confirmed with KPMG that there was appropriate continuity of personnel working on audits and availability of national office consultation.

      Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alloy’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

The Audit Committee

Peter M. Graham
Edward Monnier

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Common Stock Offering

      On April 14, 2000, we consummated a financial and strategic arrangement with Liberty Digital, Inc., a subsidiary of Liberty Media Group, Inc., pursuant to which we issued 2,922,694 shares of our Common Stock to a subsidiary of Liberty Digital in exchange for $10 million in cash and 837,740 shares of Liberty Digital Common Stock. In addition, in connection with the transaction, we appointed Lee Masters, Liberty Digital’s President and Chief Executive Officer, to fill a newly created vacancy on our Board of Directors. As of March 1, 2001, Mr. Masters resigned from the Board and the directors elected Mr. Edward Monnier, to serve the remainder of Mr. Masters’ term, which expired last year. Mr. Monnier was re-elected to the Board of Directors at our 2001 Annual Meeting and has been nominated for re-election at the Annual Meeting.

Other Transactions

      Joseph Diamond, brother of Matthew Diamond, our Chairman and Chief Executive Officer, is employed as Vice President, Database Management of our 360 Youth division. Joseph Diamond’s annual base salary for the fiscal year ended January 31, 2004 was $105,000. He received options to purchase a total of 4,000 shares of our Common Stock during the fiscal year ended January 31, 2004. As of January 31, 2004, Joseph Diamond held options to purchase an aggregate of 43,848 shares of Common Stock, of which options to purchase 29,348 shares were exercisable on such date at varying grant prices.

      David Diamond, another brother of Matthew Diamond, our Chairman and Chief Executive Officer, is employed as Director, Human Resources of our Merchandise Division. David Diamond’s annual base salary for the fiscal year ended January 31, 2004 was $150,000. On January 5, 2004, his date of hire, he received options to purchase 15,000 shares of our Common Stock, 3,750 of which vest on each of January 5, 2005, 2006, 2007 and 2008.

PERFORMANCE GRAPH

      The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on May 14, 1999 (the effective date of our initial public offering), and plotted at the end of each of our subsequent fiscal years ended January 31, 2000, 2001, 2002, 2003 and 2004, in each of (a) our Common Stock, (b) the Nasdaq Market Index, and (c) the Russell 2000 Index. We have not paid any dividends on our Common Stock and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance. The graph lines merely connect quarter-end dates and do not reflect fluctuations between those dates.

	5/14/99	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04

Alloy, Inc.	$100.00	$78.75	$39.07	$107.50	$25.35	$26.55
Russell 2000 Index	$100.00	$114.61	$117.25	$111.41	$85.83	$133.94
Nasdaq Market Index	$100.00	$153.28	$109.75	$77.32	$53.37	$83.77

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1: Elect Two Members To Our Board Of Directors.

      On April 29, 2004, our Board of Directors nominated Samuel A. Gradess and Edward A. Monnier for re-election at the Annual Meeting. If they are re-elected, they will serve on our Board of Directors until the 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mr. Gradess and Mr. Monnier. If either nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

      The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF SAMUEL A. GRADESS AND EDWARD A. MONNIER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2:	Ratify The Appointment Of BDO Seidman, LLP As Our Independent Auditors For The Fiscal Year Ending January 31, 2005.

      We are asking you to ratify the Audit Committee’s selection of BDO Seidman, LLP (“BDO Seidman”), certified public accountants, as our independent auditors for the fiscal year ending January 31, 2005.

INDEPENDENT AUDITORS

      On May 30, 2002, the Company dismissed Arthur Andersen LLP (“Arthur Andersen”) and engaged KPMG LLP (“KPMG”) as the Company’s new independent auditors for the fiscal year ended January 31, 2003. These actions were approved by the Board of Directors based on the recommendations of the Audit Committee. During the years ended January 31, 2001 and January 31, 2002, and through the date of the Board of Director’s decision, the Company did not consult KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. The Company continued to use Arthur Andersen to perform services as its predecessor auditor with respect to its financial statements prior to May 30, 2002.

      The reports of Arthur Andersen on the Company’s financial statements for the fiscal years ended January 31, 2001 and January 31, 2002 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2001 and January 31, 2002, and the subsequent interim period through May 30, 2002, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal years ended January 31, 2001 and January 31, 2002, and during subsequent interim period through May 30, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      During the fiscal year ended January 31, 2003, aggregate fees billed by Arthur Andersen prior to its dismissal as the Company’s independent auditors were $172,600, primarily for reviews of quarterly unaudited financial statements and the audit for the fiscal year ended January 31, 2002. In addition, the Company paid $102,500 for other services provided by Arthur Andersen, principally for acquisition accounting services and related due diligence, registration statements and comfort letters to underwriters relating to securities offerings and general accounting research.

Change in Accountants

A.     Dismissal of KPMG LLP.

      On May 28, 2004, the Audit Committee dismissed KPMG as our independent auditors effective immediately. KPMG’s reports on the financial statements for our two most recent fiscal years ended January 31, 2003 and January 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and through the date of this Proxy Statement, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its reports.

      During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and through the date of this Proxy Statement, there were no “reportable events” as listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K adopted by the SEC, except that, in performing its audit of our Consolidated Financial Statements for our fiscal year ended January 31, 2004, KPMG noted two matters involving our internal controls that it considered to be reportable conditions and/or material weaknesses under the standards established by the American Institute of Certified Public Accountants. The first reportable condition identified by KPMG related to the absence of appropriate reviews and approvals of transactions, accounting entries and systems output at our dELiA*s subsidiary. According to KPMG, numerous adjusting entries came about as a result of its audit procedures at dELiA*s that indicated a lack of timely and appropriate management review during the closing process. This reportable condition was not considered to be a material weakness.

      The second identified reportable condition was considered a material weakness and concerned the ability of accounting personnel to properly apply all relevant accounting pronouncements related to goodwill, intangible assets and other long-lived assets. Specifically, KPMG indicated that when we applied the provisions of FASB No. 142 relating to the annual assessment of goodwill and other indefinite-lived intangible assets carrying value, we incorrectly applied the provisions of FASB No. 142 needed to calculate the impairment amounts, and failed to test separately the carrying values of our other indefinite-lived intangible assets. KPMG also indicated that we incorrectly applied the provisions of FASB No. 144 in calculating impairment amounts of other long-lived assets. In addition, they noted that we had not formally documented triggering events for impairment testing under either standard. Consequently, we did not properly identify the adjustments that arose due to the weakness in our internal control process, and KPMG indicated that we need to implement modifications and upgrades to our financial reporting process to ensure that this situation does not occur in the future.

B.	Engagement of BDO Seidman, LLP

      The Audit Committee has made the decision to engage BDO Seidman, LLP (“BDO”) as the Company’s independent auditor for the fiscal year ending January 31, 2005, effective as of May 28, 2004. During our two most recent fiscal years ended January 31, 2003 and January 31, 2004, and during the subsequent interim period through May 28, 2004, the Company did not consult with BDO regarding (i) application of accounting principles to a specified transaction, either contemplated or proposed, (2) the type of audit opinion that might be rendered on the Company’s financial statements or (3) any other matter that was the subject of a disagreement (as set forth in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as set forth in Item 304(a)(1)(v) of Regulation S-K).

      Our Audit Committee has discussed with KPMG the subject matter of the reportable conditions described above, and we have authorized KPMG to respond fully to the inquiries of BDO, our new independent auditors, concerning the subject matter of the foregoing reportable conditions.

      If ratification of the appointment of BDO as our independent public auditors is not obtained at the Annual Meeting, the Audit Committee will reconsider its appointment.

      A representative of BDO is expected to be available at the Annual Meeting to make a statement, if he or she desires, and to answer your questions. A representative of KPMG is not expected to be available at the Annual Meeting.

Audit Fees

      The aggregate fees billed for professional accounting services by KPMG for the fiscal years ended January 31, 2003 and January 31, 2004 are as follows:

	Fiscal Year Ended
	January 31,

	2004		2003

Audit Fees	$2,279,125		$330,000
Audit Related Fees	801,076	(1)	239,600
Tax Fees	487,225	(2)	450,700
All Other Fees	—		—

Total Fees	$3,567,426		$1,020,300

(1)	Includes additional services related to, among other things, audit services related to the financial statements of our merchandise business, financial due diligence in connection with our acquisition of dELiA*s Corp. (“dELiA*s”), and the preparation and filing of various filings with the SEC, including, but not limited to, a registration statement on Form S-3 to register for resale our 5.375% Convertible Senior Debentures, a current report on Form 8-K/A related to our acquisition of dELiA*s and a Form S-8 filed in connection with the registration of our Common Stock under various stock incentive plans assumed in connection with the dELiA*s acquisition.

(2)	Includes federal, state and local tax compliance, planning and advisory services.

      In the above table, in accordance with new SEC definitions and rules, “audit fees” are fees KPMG billed the Company for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees billed by KPMG to the Company for any services not included in the first three categories. The fees listed above with respect to the fiscal year ended January 31, 2004 have been, or are expected to be, billed to the Company by KPMG in respect of audit and non-audit services performed for the Company in respect of such fiscal year. The fees that the Company actually will pay KPMG for such services may be less than the amounts billed.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to report periodically to the Audit Committee concerning the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Percentage of Audit Fees Pre-Approved

      During the fiscal year ended January 31, 2004, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Independence of KPMG LLP

      The Audit Committee considered all services in connection with KPMG’s audit of our financial statements for the fiscal year ended January 31, 2004, and concluded that they were compatible with maintaining KPMG’s independence.

Ratification of Selected Auditors

      We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of BDO as independent auditors, the Audit Committee will consider selecting other auditors. However, even if you ratify the selection, the Audit Committee may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Alloy, Inc. and our stockholders.

      The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

      The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in such manner as the persons voting the proxies deem appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that, as a result of inadvertent oversight, Statements of Changes in Beneficial Ownership on Form 4 for one transaction in February 2003 was not timely filed by Robert Bell. This transaction was, however, reported on an Annual Statement of Changes in Beneficial Ownership on Form 5, filed with the SEC on March 16, 2004.

Information About Stockholder Proposals

      To be considered for inclusion in our Proxy Statement relating to the 2005 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 28, 2005. To be considered for presentation at such meeting, although not included in our Proxy Statement, proposals must comply with our By-laws and must be received no earlier than April 14, 2005 and no later than May 18, 2005. All stockholder proposals should be marked for the attention of Secretary, Alloy, Inc., 151 West 26th Street, 11th Floor, New York, New York, 10001.

      WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

SAMUEL A. GRADESS
Secretary

New York, New York

June 28, 2004

APPENDIX A

Alloy, Inc. (the “Company”)

Amended and Restated

Charter of the Audit Committee
of the Board of Directors

This Amended and Restated Audit Committee Charter (the “Charter”) is adopted as of May 21, 2004 and amends, replaces and supercedes any previous charter, in its entirety. This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors.

I. Statement of Purpose

The Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (v) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II. Organization

1.	Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

2.	Members. The members of the Committee shall be appointed by the Board of Directors and shall number at least three Directors, who meet the independence, experience and expertise requirements of the NASDAQ (or other principal exchange or trading system on which the Company’s common stock is listed for trading) and applicable law. The Board of Directors shall also designate a Committee Chairperson.

3.	Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors, the head of internal audit (and/or internal audit service providers), management, and to meet in private with only the Committee members present.

4.	Agenda, Minutes and Reports. To the extent practical, the Committee Chairperson or its designee shall endeavor to send an agenda, together with materials relating to the subject matter of each meeting, to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

III. Responsibilities

The following shall be the principal responsibilities of the Audit Committee:

1.	Engagement of Independent Auditors. The Committee shall directly appoint, retain, compensate, evaluate and terminate the Company’s independent auditors. Any selection of the auditors by the Committee may be subject to shareholders’ approval, as determined by the Board of Directors. The Committee shall have the sole authority to approve all engagement fees to be paid to the independent auditors. The independent auditor shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or for performing other audit, review or attestation services for the Company and to any advisors employed by the Company as well as the ordinary administrative expenses of the Committee and its advisors that are necessary or appropriate in carrying out its duties.

2.	Determination as to Independence and Performance of Independent Auditors. The Committee annually shall obtain a report by the independent auditors of all relationships between such independent auditors and the Company in order to assess the independence of the Company’s independent auditors. The Committee shall also review the performance of the Company’s independent auditors annually.

3.	Audits by Independent Auditors. The Committee shall discuss with the independent auditors the overall scope, plans and budget for its audit, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with financial management and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps financial management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with financial management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. The Disclosure Committee of the Company shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

4.	Pre-Approval of Audit and Non-Audit Services. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards.

5.	Review of Annual SEC Filings. The Committee shall review with management and the independent auditors the Company’s Annual Report on Form 10-K, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. Based on such reviews and discussions, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

6.	Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review and discuss the Company’s earnings press releases as well as the types of financial information periodically provided to analysts and rating agencies.

7.	Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

8.	Review of Certain Matters with Independent Auditors. The Committee shall review periodically with financial management and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

9.	Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company’s responses. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed”, regardless of materiality.

10.	Preparation of Report for Proxy Statement. The Committee shall prepare the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

11.	“Whistleblowing” Procedures. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall also receive corporate attorneys’ reports of evidence of material violations of securities laws or breaches of fiduciary duty.

12.	Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct and/or its Code of Ethics. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

13.	Review of Certain Transactions with Directors and Related Parties. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and executive officers of the Company and with firms that employ the Directors, as well as any other material related party transactions.

14.	Compliance with Standards of Business Conduct. The Committee shall review annually a summary of employees’ compliance with the Company’s Code of Business Conduct and the compliance by the Company’s senior executives with the Company’s Code of Ethics for Principal Executive Officers and Senior Financial Officers. The Committee shall be responsible for determining whether and on what terms to grant to any executive officer a waiver from the Company’s Code of Ethics for Principal Executive Officer and Senior Financial Officers.

15.	Access to Records, Consultants and Others. The Committee shall have the full resources and authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the advisors retained by the Committee pursuant to this section as established by the Committee.

16.	Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

Approved by the Audit Committee

Date: May 21, 2004

Approved by the Board of Directors

Date: May 21, 2004

APPENDIX B

PROXY CARD

ALLOY, INC.

This Proxy is Being Solicited by the Board of Directors of
Alloy, Inc.

    The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June 28, 2004, in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, August 5, 2004 at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, 11th Floor, New York, NY 10022 and hereby appoints Matthew C. Diamond and/or James K. Johnson, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Alloy, Inc. (the “Company”) registered in the name provided herein which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

    This Proxy when executed will be voted in the manner directed herein.

    If no direction is made, this Proxy will be voted FOR all Proposals.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

    Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

    NOMINEES: Samuel A. Gradess and Edward A. Monnier

    SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

☒   Please mark votes as in this example.

    The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS (See reverse).

☐ Samuel A. Gradess               ☐ FOR              ☐ WITHHELD

☐ Edward A. Monnier              ☐ FOR              ☐ WITHHELD

☐ For all nominees except as noted above.

2.	Proposal to ratify and confirm the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending January 31, 2005.

☐ FOR             ☐ AGAINST             ☐ ABSTAIN

    Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date:

Signature

Date:

Signature